ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2012 Q4 and Fiscal Year Presentation

April 17, 2013 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

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Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2012 Q4 and Fiscal Year Results
- Business and Operations Update
- 2013 Forecast and Future Initiatives

2012 Q4 and Fiscal Year Results

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31, 2012
Stock Price （As of market close on December 31, 2012）	$0.83
Shares Outstanding- common shares	22.19M
Market Capitalization （As of market close on December 31, 2012）	$18.42M
Management Ownership	35.5%
Revenue 2012 (audited)	$46.6M
Net income attributable to ChinaNet Online Holdings, Inc. 2012 (audited)	$3.0M
Adjusted net income attributable to ChinaNet Online Holdings, Inc. 2012 (2) (audited)	$3.2M
Weighted average common shares outstanding (1)	22.19M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of December 31, 2012, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

(2) Adjusted net income attributable to ChinaNet Online Holdings, Inc. excludes a $0.2 million non-cash charge of changes in fair value of contingent consideration receivables.

ChinaNet Online

2012 Q4 Results

	2012Q4	2011Q4	Change%
Revenue	8,251	6,197	+33%
COGS	3,493	3,159	+11%
Gross Profit	4,758	3,038	+57%
Net income attributable to ChinaNet Online Holdings, Inc.	1,247	-3,948	
Non-GAAP adjusted net income attributable to ChinaNet Online Holdings, Inc.	1,407	-1,756	

The main reasons for the increase in each of the above categories are:

1. Integration of Sooe.cn;
2. Further improvement of Liansuo.com and Chuanye.com;
3. Implementation of operation excellence;
4. Decreasing in bad debts provision.

2012 Q4 Results

	2012 Q4				2011 Q4			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	6,013	703	68	1,467	3,547	1,692	72	886
COGS	2,342	703	-	448	1,576	1,400	6	177
Gross Profit	3,671	-	68	1,019	1,971	292	66	709

Other key financial data:

1. Cash position: $8.84 million (including $3.36 million of term deposit);
2. Accounts receivable: $12.1 million, before net of $3.6 million of bad debts provision;

The main financial focus in 2013:
To reduce receivables and increase accounts receivable turnover rate.

2012 Fiscal Year Results

	2012 FY	2011 FY	Change %
Revenue	46,600	28,731	+62%
COGS	31,558	12,027	+162%
Gross Profit	15,042	16,704	-10%
Net income attributable to ChinaNet Online Holdings, Inc	2,996	2,588	+16%
Non-GAAP adjusted net income attributable to ChinaNet Online Holdings, Inc.	3,156	4,548	-31%

The main reasons for the decrease in gross profit and Non-GAAP adjusted net income attributable to ChinaNet Online Holdings, Inc. are:

1. The influence of the Chinese economic situation: slower demand with no strong sign of economic recovery;
2. Resource cost price is rising faster than economic recovery;
3. Higher revenue from lower margin TV business.

2012 Fiscal Year Results

	2012 FY				2011 FY			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	21,366	20,454	282	4,498	19,981	6,434	487	1,829
COGS	9,790	20,222	18	1,528	6,287	5,233	42	465
Gross Profit	11,576	232	264	2,970	13,694	1,201	445	1,364

Internet revenue increased by approximately 7%;
TV revenue increased by approximately 218%;
Bank Kiosk revenue decreased by approximately 42%;
BMSCB revenue increased by approximately 146%.

Balance Sheet

	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)
Cash and cash equivalents (including term deposit)	2,679	13,917	15,590	10,695	8,840
Accounts receivable, net	978	3,173	4,319	4,444	8,486
Other receivables	-	2,636	7,811	3,631	3,103
Prepayment and deposit to suppliers	4,072	4,111	3,325	15,360	14,596
Investment in and advance to equity investment affiliates	-	-	7,162	1,396	959
Property and equipment, net	678	1,355	2,010	1,902	1,636
Intangible assets and prepayment for intangibles, net	-	-	51	8,151	7,167
Goodwill	-	-	-	10,999	11,083
Total assets	8,813	25,764	41,996	57,282	56,918

Balance Sheet

	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)		2012 US$('000)
Total liabilities	5,423	14,631	6,285	9,728		12,073
Preferred stock and Common Stock	10	20	20	22		22
Additional paid-in capital	603	10,574	18,614	20,747		20,008
Statutory reserves	304	372	1,587	2,117		2,296
Retained earnings	2,370	50	14,630	16,688		19,505
Accumulated other comprehensive income	103	117	930	2,132		2,393
Noncontrolling interest	-	-	(70)	5,848		621
Total equity	3,390	11,133	35,711	47,554		44,845

ChinaNet Online

Income Statement

	5yr CGAR	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)
Sales Revenue	17%	21,508	37,724	41,587	28,731	46,600
COGS	18%	13,786	21,233	18,970	12,027	31,558
Gross Profit	14%	7,722	16,491	22,617	16,704	15,042
Total Operating Exp.	22%	3,948	7,082	7,770	13,542	10,532
Net Income from Total Operation	4%	3,774	9,409	14,847	3,162	4,510
Other Income（Exp.）		(12)	(4,510)	1,880	873	(124)
Income before income tax expense, equity method investment and non-controlling interest	3%	3,762	4,899	16,727	4,035	4,386
Income Tax		962	880	352	1,035	529
Net Income Attributable to ChinaNet (GAAP)	1%	2,800	4,019	16,589	2,995	2,996
Net Income Attributable to ChinaNet (Non-GAAP)	2%	2,800	8,444	14,728	4,955	3,156

Cash Flows Statement

	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)
Net cash provided by (used in) operation activities	821	4,617	11,582	(603)	5,028
Net cash used investing Activities	(497)	(930)	(9,373)	(6,084)	(9,919)
Net cash provided by (used in) financing activities	1,981	7,544	(767)	1,482	(385)
Effect of exchange rates changes	57	7	231	310	64
Net increase (decrease) in cash & cash equivalents	2,362	11,238	1,673	(4,895)	(5,212)

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

2012 Q4 Results vs. 2012 Q3 Results

- Overall gross margin has improved from 40% to 58%;
- Overall net profit margin has improved from 12% to 15%;
- Increased general and administrative expenses:
  - additional provision for bad debts allowance in Q4;
  - other general office expenses decreased in Q4;
- Increased research and development activities:
  - implementing the new product development cycle and cloud based technology into the day-to-day management and operation;
    - Expect to complete in the first half of 2013;
  - Establishing the large-scale cloud based database system (the key point in Q4);
    - Expect to complete in the first half of 2013.
- Further increased cash inflow from operating activities;
- Overall decrease in selling expenses and general and administrative by implementing the cost reduction plan.

2012 Q4 Business Operations Update

- The finals of the 2012 International Youth Innovation Games was held in Peking University on December 26, 2012. ChinaNet participated as a sponsor and promoter of the 2012 International Youth Innovation Games. Mr. George Chu, COO of ChinaNet, is one of the judges of the finals.
- Liansuo.com introduced a new cloud-based software system - Quick Connect, that allows businesses and existing and potential sales channel partners to communicate with each other more efficiently.
- Liansuo.com attended the 2012 Shanghai International Franchise Exhibition at the Shanghai International Exhibition Center in mid-September 2012. Since the Exhibition, Liansuo.com has signed approximately 56 new clients, on a trial basis.
- ChinaNet has participated in the 15th Global Great Good Fair ("G-Fair"), the biggest trade fair of SMEs in South Korea held at the Korea International Exhibition Center, located in Seoul, South Korea, on October 17-19, 2012.
- Liansuo.com participated in the Korean Chain Industry Briefings and Fair held in Shanghai on December 12, 2012.

Competitors and Their Associated Websites- as of 2013.4.16

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	126,000	2,003,400	4,349	101	15.9
	Liansuo.com（2011）	52,200	991,800	11,894	72	19
	Chuangye.com （2011）	52,800	1,003,200	10,036	2047	19
	Sooe.cn (2011)	120,000	2,496,000	4,608	87	20.8
Direct Competitor	78.cn	117,000	1,614,600	4,777	963	13.8
	3158.com	165,600	2,980,800	3,124	253	18
	Jiameng.com	198,000	4,237,200	4,741	219	21.4
	Jmw.com.cn	102,600	2,565,000	4,640	327	25
	51jam.com	19,800	122,760	45,127	99	6.2
Potential Competitor	Entrepreneur	432,000	825,120	1,781	806	1.91
	Alibaba（entrepreneur）	7,440,000	70,010,400	73	2318	9.41

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

2013 Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2013 Forecast and Future Initiatives

- As of February 2013, Liansuo.com had obtained a new major client in the hotel industry in China. Super 8 International Limited ("Super 8"), a subsidiary of Wyndham Worldwide, which had chosen Liansuo.com, a subsidiary of ChinaNet, to help expand its franchise outside the U.S.;
- New partner with Liansuo.com: Liansuo.com co-hosted the 19th Annual Beijing International Franchise Expo held at the Beijing National Agricultural Exhibition on April 5 - 6, 2013. As the media co-host of this year's Franchise Expo, Liansuo.com run promotions and publicity for the Franchise Expo, provided video interviews for the companies in attendance, offered project consulting services on site for entrepreneurs, and disseminated news reports after the exhibition;
- Flying Cloud will partner with third party to build phone mobile APP platform for customers in 2013. In addition, Flying Cloud will update its new products website in the first half of 2013.
- The working flow excellence system developed by Flying Cloud will be fully integrated into ChinaNet's operation system in the first half of 2013 to further improve operational excellence;
- ChinaNet in 2013 will further cooperate with the Peking University's International Youth and Innovation Competition Organizing Committee and plans to jointly prepare for the 2013 International Youth Innovation Games to further enhance the influence of ChinaNet, Liansuo.com and Chuangye.com;

2013 Forecast and Future Initiatives

Marketing:

To create more alliance with third parties and major promotion events

Operation (including Sales):

- Continue to increase technology depth:
  - Further utilize the traffic derived by Baidu and sales leads resulted for third party marketing campaign to drive additional revenue;
- To reach break-even with Liansuo.com and Chunagye.com:
  - To reach 600 paying clients with Liansuo.com;
- To host 10,000 SMEs APP and Mobile sites;

Financial:

- To strengthen up accounts receivable turnover in the first half of 2013;

ChinaNet Online

2013 Full Year Guidance with Operational Initiatives

	2013 (Estimated)
Revenues	To be announced in May 2013
Net Income*	To be announced in May 2013

* Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

ChinaNet Online

Thank you

ChinaNet Online

connecting dreams for success